Exhibit 99.1

Brightcove Announces Financial Results for Second Quarter Fiscal Year 2018

BOSTON, MA (July 26, 2018) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud services for video, today announced financial results for the second quarter ended June 30, 2018.

“Brightcove’s second quarter financial results demonstrated continued progress in positioning the company for long-term success,” said Jeff Ray, Brightcove’s chief executive officer. “We are seeing good adoption of our new solutions and Brightcove being deployed across a growing number of use cases.”

Ray continued, “We have undertaken a thorough review of all aspects of our business. In the second half of the year we are focused on better aligning our product development and go-to-market teams to provide an exceptional customer experience that delivers compelling value. I am increasingly confident in Brightcove’s ability to generate faster revenue growth and greater profitability over time.”

Second Quarter 2018 Financial Highlights:

•	Revenue for the second quarter of 2018 was $41.7 million, an increase of 7% compared to $38.8 million for the second quarter of 2017. Subscription and support revenue was $37.9 million, compared to $35.5 million for the second quarter of 2017.

•	Gross profit for the second quarter of 2018 was $25.0 million, representing a gross margin of 60% compared to a gross profit of $22.2 million for the second quarter of 2017. Non-GAAP gross profit for the first quarter of 2018 was $25.7 million, representing a non-GAAP gross margin of 62%, compared to a non-GAAP gross profit of $22.8 million for the second quarter of 2017. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $5.0 million for the second quarter of 2018, compared to a loss from operations of $7.9 million for the second quarter of 2017. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and executive severance, was $1.8 million for the second quarter of 2018, compared to non-GAAP loss from operations of $5.5 million during the second quarter of 2017.

•	Net loss was $5.7 million, or $0.16 per diluted share, for the second quarter of 2018. This compares to a net loss of $7.7 million, or $0.22 per diluted share, for the second quarter of 2017. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets and executive severance, was $2.4 million for the second quarter of 2018, or $0.07 per diluted share, compared to non-GAAP net loss of $5.3 million for the second quarter of 2017, or $0.16 per diluted share.

•	Adjusted EBITDA was negative $660,000 for the second quarter of 2018, compared to an adjusted EBITDA loss of $4.3 million for the second quarter of 2017. Adjusted EBITDA excludes stock-based compensation expense, executive severance, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow used in operations was $681,000 for the second quarter for 2018, compared to cash flow used in operations of $119,000 for the second quarter of 2017.

•	Free cash flow was negative $1.9 million after the company invested $1.2 million in capital expenditures and capitalization of internal-use software during the second quarter of 2018. Free cash flow was negative $937,000 for the second quarter of 2017.

•	Cash and cash equivalents were $27.5 million as of June 30, 2018 compared $26.4 million at March 31, 2018.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Second Quarter and Recent Highlights:

•	Average annual subscription revenue per premium customer was $75,000 in the second quarter of 2018, excluding starter customers who had average annualized revenue of $5,000 per customer. This compares to $71,000 in the comparable period in 2017.

•	Recurring dollar retention rate was 95% in the second quarter of 2018, which was in line with our historical target of the low to mid-90 percent range.

•	Ended the quarter with 3,936 customers, of which 2,204 were premium.

•	Media and enterprise customers who expanded their relationship during the quarter included: American Academy of Orthopedic Surgeons, AON, Discovery, Fox, Houghton Mifflin, Lush Cosmetics, Next Interactive, Prometheus Global Media LLC, Reelz, Singapore Press Holdings, Rolls Royce Motorcars, Inc., The Indian Express, Tourism Australia and TV New Zealand.

•	In May we hosted 500 customers and prospects at our 8th annual conference in Boston, over a 30% increase from last year’s attendance. And in early July we had over 360 customers and prospects join us for PLAY Tokyo, a 25% increase over last year. Both events showcased the impact that Brightcove solutions are having for our customers’ businesses, provided a preview into our product roadmap, and offered great opportunities for networking and relationship building. PLAY has become the go-to event for companies looking to learn from the experts how to leverage the power of video.

•	Brightcove gained further industry recognition by being named as “Leader” for enterprise video in a new report out from Aragon Research. Brightcove was named the “Leader” out of a total of 17 providers examined.

Business Outlook

Based on information as of today, July 26, 2018, the Company is issuing the following financial guidance:

Third Quarter 2018:

•	Revenue is expected to be in the range of $41.6 million to $42.1 million, including approximately $3.7 million of professional services revenue.

•	Non-GAAP loss from operations is expected to be in the range of $1.2 million to $1.7 million, which excludes stock-based compensation of approximately $1.8 million and the amortization of acquired intangible assets of approximately $550,000.

•	Adjusted EBITDA loss is expected to be in the range of $100,000 to $600,000, which excludes stock-based compensation of approximately $1.8 million, the amortization of acquired intangible assets of approximately $550,000, depreciation expense of approximately $1.1 million and other income/expense and the provision for income taxes of approximately $150,000.

•	Non-GAAP net loss per diluted share is expected to be $0.04 to $0.05, which excludes stock-based compensation of approximately $1.8 million and the amortization of acquired intangible assets of approximately $550,000, and assumes approximately 36.2 million weighted-average shares outstanding.

Full Year 2018:

•	Revenue is expected to be in the range of $166.5 million to $168.0 million, including approximately $14.0 million of professional services revenue.

•	Non-GAAP loss from operations is expected to be in the range of $1.3 million to $2.8 million, which excludes stock-based compensation of approximately $7.5 million, executive severance of approximately $735,000 and the amortization of acquired intangible assets of approximately $2.3 million.

•	Adjusted EBITDA is expected to be in the range of $1.5 million to $3.0 million, which excludes stock-based compensation of approximately $7.5 million, executive severance of approximately $735,000, the amortization of acquired intangible assets of approximately $2.3 million, depreciation expense of approximately $4.3 million and other income/expense and the provision for income taxes of approximately $800,000.

•	Non-GAAP net loss per diluted share is expected to be $0.06 to $0.10, which excludes stock-based compensation of approximately $7.5 million, executive severance of approximately $735,000 and the amortization of acquired intangible assets of approximately $2.3 million, and assumes approximately 35.8 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, July 26, 2018, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13681455. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has thousands of customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2018 and full year 2018, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets and executive severance. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, executive severance, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Executive severance represents severance paid to the former interim CEO of the company. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Neil Lieberman

Brightcove

nlieberman@brightcove.com

617-510-6346

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$27,453	$26,132
Accounts receivable, net of allowance	25,908	25,236
Prepaid expenses and other current assets	12,998	7,036

Total current assets	66,359	58,404
Property and equipment, net	9,927	9,143
Intangible assets, net	6,888	8,236
Goodwill	50,776	50,776
Deferred tax asset	91	87
Other assets	2,211	969

Total assets	$136,252	$127,615

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,309	$6,142
Accrued expenses	13,744	13,621
Capital lease liability	35	228
Equipment financing	—	26
Deferred revenue	41,886	39,370

Total current liabilities	62,974	59,387
Deferred revenue, net of current portion	137	244
Other liabilities	1,044	1,228

Total liabilities	64,155	60,859
Stockholders’ equity:
Common stock	36	35
Additional paid-in capital	246,417	238,700
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(882)	(809)
Accumulated deficit	(172,603)	(170,299)

Total stockholders’ equity	72,097	66,756

Total liabilities and stockholders’ equity	$136,252	$127,615

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Subscription and support revenue	$37,867	$35,528	$75,734	$69,770
Professional services and other revenue	3,787	3,225	7,114	6,555

Total revenue	41,654	38,753	82,848	76,325
Cost of revenue: (1) (2)
Cost of subscription and support revenue	13,125	13,102	26,581	25,256
Cost of professional services and other revenue	3,493	3,476	7,248	6,540

Total cost of revenue	16,618	16,578	33,829	31,796

Gross profit	25,036	22,175	49,019	44,529

Operating expenses: (1) (2)
Research and development	7,743	8,279	15,518	16,473
Sales and marketing	15,265	15,904	28,499	29,805
General and administrative	7,045	5,876	12,435	11,267

Total operating expenses	30,053	30,059	56,452	57,545

Loss from operations	(5,017)	(7,884)	(7,433)	(13,016)
Other (expense) income, net	(481)	314	(210)	452

Net loss before income taxes	(5,498)	(7,570)	(7,643)	(12,564)
Provision for income taxes	154	108	266	187

Net loss	$(5,652)	$(7,678)	$(7,909)	$(12,751)

Net loss per share—basic and diluted	$(0.16)	$(0.22)	$(0.22)	$(0.37)

Weighted-average shares—basic and diluted	35,543	34,247	35,235	34,152
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$119	$89	$233	$191
Cost of professional services and other revenue	46	59	86	119
Research and development	303	341	649	748
Sales and marketing	783	517	1,448	1,263
General and administrative	581	680	1,084	1,155

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$507	$508	$1,015	$1,015
Research and development	—	—	—	11
Sales and marketing	167	166	333	359

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
Operating activities	2018	2017
Net loss	$(7,909)	$(12,751)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,434	3,665
Stock-based compensation	3,500	3,476
Provision for reserves on accounts receivable	23	96
Changes in assets and liabilities:
Accounts receivable	296	(1,606)
Prepaid expenses and other current assets	(488)	(2,421)
Other assets	(276)	92
Accounts payable	924	3,959
Accrued expenses	(62)	(2,457)
Deferred revenue	812	1,233

Net cash provided by (used in) operating activities	254	(6,714)

Investing activities
Purchases of property and equipment, net of returns	(958)	(650)
Capitalization of internal-use software costs	(1,813)	(1,149)

Net cash used in investing activities	(2,771)	(1,799)

Financing activities
Proceeds from exercise of stock options	4,221	277
Payments of withholding tax on RSU vesting	(113)	(118)
Payments on equipment financing	(26)	(152)
Payments under capital lease obligation	(193)	(278)

Net cash provided by (used in) financing activities	3,889	(271)

Effect of exchange rate changes on cash and cash equivalents	(51)	322

Net (decrease) increase in cash and cash equivalents	1,321	(8,462)
Cash and cash equivalents at beginning of period	26,132	36,813

Cash and cash equivalents at end of period	$27,453	$28,351

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Loss From Operations, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GROSS PROFIT:
GAAP gross profit	$25,036	$22,175	$49,019	$44,529
Stock-based compensation expense	165	148	319	310
Amortization of acquired intangible assets	507	508	1,015	1,015

Non-GAAP gross profit	$25,708	$22,831	$50,353	$45,854

LOSS FROM OPERATIONS:
GAAP loss from operations	$(5,017)	$(7,884)	$(7,433)	$(13,016)
Stock-based compensation expense	1,832	1,686	3,500	3,476
Amortization of acquired intangible assets	674	674	1,348	1,385
Executive severance	735	—	735	—

Non-GAAP loss from operations	$(1,776)	$(5,524)	$(1,850)	$(8,155)

NET LOSS:
GAAP net loss	$(5,652)	$(7,678)	$(7,909)	$(12,751)
Stock-based compensation expense	1,832	1,686	3,500	3,476
Amortization of acquired intangible assets	674	674	1,348	1,385
Executive severance	735	—	735	—

Non-GAAP net loss	$(2,411)	$(5,318)	$(2,326)	$(7,890)

GAAP diluted net loss per share	$(0.16)	$(0.22)	$(0.22)	$(0.37)

Non-GAAP diluted net loss per share	$(0.07)	$(0.16)	$(0.07)	$(0.23)

Shares used in computing GAAP diluted net loss per share	35,543	34,247	35,235	34,152
Shares used in computing Non-GAAP diluted net loss per share	35,543	34,247	35,235	34,152

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(5,652)	$(7,678)	$(7,909)	$(12,751)
Other expense (income), net	481	(314)	210	(452)
Provision for income taxes	154	108	266	187
Depreciation and amortization	1,790	1,931	3,434	3,665
Stock-based compensation expense	1,832	1,686	3,500	3,476
Executive severance	735	—	735	—

Adjusted EBITDA	$(660)	$(4,267)	$236	$(5,875)